UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2004

Grant Prideco, Inc.

(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-15423 (Commission File No.)	76-0312499 (I.R.S. Employer Identification No.)

1330 Post Oak Blvd., Suite 2700 (Address of Principal Executive Offices)		77095 (Zip Code)

Registrant’s telephone number, including area code: (832) 681-8000

Item 9. Results of Operations and Financial Condition
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
Presentation Materials

Item 9. Regulation FD Disclosure

On June 4 and June 8, 2004, Grant Prideco, Inc. will be making a presentation to certain investors. Excerpts from the materials relating to this presentation are attached as Exhibit 99.1 to this Form 8-K. The full materials relating to the presentation are on the company’s website at www.grantprideco.com

An audio webcast of the presentation being made on June 4, 2004 is also available as follows: Go to www.ibb.ubs.com. Find the Conference link on the right hand side of the page and click on the link. Follow link for the webcast under the Global Oil & Gas Conference heading. (http://event.streamx.us/event/default.asp?event=ubs20040602)

A webcast for the presentation being made On June 8, 2004 is available as follows: link: <http://www.wallstreetwebcasting.com/webcast/dr22/grp>

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits.

99.1	Presentation Materials

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grant Prideco, Inc.
Date: June 4, 2004	By:	/s/ Philip A. Choyce
Philip A. Choyce
Vice President and General Counsel